PROVIDENT COMPANIES, INC.
1 Fountain Square
Chattanooga, TN  37402

July 30, 1997                      Contact:  Thomas A. H. White
For Immediate Release                       (423) 755-8996



                 PROVIDENT COMPANIES, INC. REPORTS NET INCOME
                 OF $59.7 MILLION FOR SECOND QUARTER OF 1997,
                 DIVIDEND INCREASE AND TWO-FOR-ONE STOCK SPLIT

CHATTANOOGA, TENN. -- Provident Companies, Inc. (NYSE: PVT) today reported net income of $59.7 million ($0.84 per common share) for the second quarter of 1997, up from $34.1 million ($0.68 per common share) for the second quarter of 1996. Included in the net income figures are net realized after-tax investment gains of $1.0 million ($0.01 per common share) in the second quarter of 1997 and losses of $3.3 million ($0.07 per common share) in the second quarter of 1996. The results of The Paul Revere Corporation are included in Provident's reported financial statements from April 1, 1997, and GENEX from March 1, 1997.

For the first six months of 1997, Provident reported net income of $100.5 million ($1.66 per common share), compared to $68.5 million ($1.37 per common share) for the first six months of 1996. Included in these net income figures are net realized after-tax investment gains totaling $4.1 million ($0.08 per common share) in the first six months of 1997 and losses of $3.7 million ($0.08 per common share) in the first six months of 1996.

The Board of Directors today declared an 11.1 percent increase in the quarterly cash dividend from $0.18 per common share to $0.20 per common share on a pre-split basis. The cash dividend on the common stock will be paid on September 10, 1997, to stockholders of record on August 28, 1997. Future dividends would be declared and paid on the basis of the split shares.

The Board also approved a two-for-one stock split in the form of a stock dividend on the Company's common stock. The two-for-one split will be paid on September 30, 1997, to stockholders of record on August 28, 1997.

Chairman, President and Chief Executive Officer J. Harold Chandler said, "Our strong second quarter results reflect the benefits of the strategic initiatives we have been implementing over the past two years. We are especially pleased with our core individual disability income results, which were helped by the successful integration of our acquisition of Paul Revere and the risk management and product reform initiatives we have implemented. Our Board's decision to increase the dividend and split the common stock reflects our confidence in the future of Provident and the opportunities for growth we see in the disability marketplace."

In addition, Provident's Board has authorized the repurchase of up to 1,000,000 shares of common stock (or 2,000,000 shares on a post-split basis) over the next five years, in open market or negotiated transactions. The timing and terms of the purchases will be determined based on market conditions. The repurchased shares will be available to issue in connection with benefit plans.

After-tax operating earnings (excluding net realized investment gains and losses) were $58.7 million ($0.83 per common share) in the second quarter of 1997, compared to $37.4 million ($0.75 per common share) in the second quarter of 1996. For the first six months of 1997, after-tax operating earnings were $96.4 million ($1.58 per common share), compared to $72.2 million ($1.45 per common share) for the first six months of 1996.

Provident acquired GENEX Services, Inc. and The Paul Revere Corporation on February 28, 1997, and March 27, 1997, respectively. These financial results include the accounts and operating results from the date of acquisition.

Revenue (excluding net realized investment gains and losses) in the Individual Life and Disability and Employee Benefits segments totaled $830.1 million in the second quarter of 1997. Total revenue including the Other Operations segment, which consists of product lines closed to new business, totaled $992.3 million for the second quarter of 1997.


RESULTS BY SEGMENT

The Individual Life and Disability segment reported income before net realized investment gains and losses and federal income taxes ("income") of $66.0 million in the second quarter of 1997, compared to $23.6 million in the second quarter of 1996. This segment includes the results of the individual disability income line of business, which recorded income of $50.0 million in the second quarter of 1997, compared to income of $19.9 million in the year ago quarter. The improvement in the second quarter of 1997 is due to the inclusion of the results of the Paul Revere block of individual disability income business, as well as a higher level of claim resolutions in the Provident block of business. Premium income in this segment totaled $363.6 million in the second quarter of 1997, compared to $159.6 million in the second quarter of 1996, reflecting the acquisition of Paul Revere. New sales in the individual disability income line totaled $32.1 million in the second quarter of 1997.

The Employee Benefits segment reported income of $14.3 million in the second quarter of 1997, compared to $17.0 million in the second quarter of 1996. The decline is the result of lower income in the group life, medical stop-loss and affinity groups lines of business. Premium income for the Employee Benefits segment totaled $200.9 million in the second quarter of 1997, compared to $124.2 million in the second quarter of 1996, reflecting the acquisition of Paul Revere.

The Other Operations segment reported income of $8.9 million in the second quarter of 1997, compared to $17.9 million in the second quarter of 1996. The decline is primarily the result of the run-off of the group pension business and the interest expense and goodwill amortization related to the acquisitions of Paul Revere and GENEX. Revenue (excluding net realized investment gains and losses) in this segment declined in the second quarter of 1997 to $162.2 million from $165.2 million in the second quarter of 1996. This is attributed to the impact on investment income from the group pension run-off.

Provident Companies, Inc., through its subsidiaries, is a provider of disability, life and related coverages to the individual and employee benefits marketplaces.



                                     # # #

                               DIGEST OF EARNINGS
                                  (Unaudited)
                           Provident Companies, Inc.
                                     (NYSE)
                                and Subsidiaries

($ in millions except share data)

                                                Three Months                       Six Months
                                                Ended June 30                     Ended June 30
                                             1997            1996            1997             1996
----------------------------------------------------------------------------------------------------
Revenue excluding net realized        $      992.3     $     574.3      $   1,558.9      $   1,166.6
investment gains and losses
----------------------------------------------------------------------------------------------------
Income before net realized            $       58.7     $      37.4      $      96.4      $      72.2
investment gains and losses

----------------------------------------------------------------------------------------------------
Net Income                            $       59.7     $      34.1      $     100.5      $      68.5

----------------------------------------------------------------------------------------------------
Average Shares                          67,073,736      45,507,537       56,896,336       45,472,124

----------------------------------------------------------------------------------------------------
Income per share before net           $       0.83     $      0.75      $      1.58      $      1.45
realized investment gains and
losses
----------------------------------------------------------------------------------------------------
Net Income                            $       0.84     $      0.68      $      1.66      $      1.37
per share
----------------------------------------------------------------------------------------------------
Book Value                                                              $     39.13      $     32.67
----------------------------------------------------------------------------------------------------
Book value excluding net                                                $     35.59      $     31.68
unrealized gain on securities
----------------------------------------------------------------------------------------------------

Note: On February 28, 1997, and March 27, 1997, the Company acquired GENEX Services, Inc. and The Paul Revere Corporation, respectively. The consolidated financial information above includes the accounts and operating results of GENEX and Paul Revere from their date of acquisition.